Exhibit 99.1

NEWS RELEASE
BROOKFIELD HOMES ANNOUNCES SECOND QUARTER NET NEW ORDERS,
AND NOTICE OF SECOND QUARTER CONFERENCE CALL AND WEBCAST
Fairfax, Virginia, July 5, 2007 — (BHS: NYSE)
Net New Home Orders
Net new orders for the three months ended June 30, 2007 totaled 212 units, compared to 252 units for the same period in 2006. A summary by region of the net new orders and active selling communities follows:

					Active Selling
	Net New Orders(1)				Communities
	Three months ended		Six months ended		Three months ended
	June 30		June 30		June 30
	2007	2006	2007	2006	2007	2006

San Francisco Bay Area	34	30	63	45	4	2
Southland / Los Angeles	64	91	145	184	6	6
San Diego / Riverside	25	54	89	94	7	7
Washington D.C. Area	83	81	194	158	14	14
Corporate and Other	6	(4)	10	6	2	2

	212	252	501	487	33	31

(1)	Includes joint ventures
Inventories of resale, and new homes for sale, are at historic highs and homebuyer confidence has been weak. The company had lower than anticipated sales in the months of May and June and is now targeting between 1,000 and 1,100 home closings for 2007. This is approximately a 12% decline from the January 2007 home closings estimate.
Conference Call and Webcast for Investors and Analysts
You are invited to participate in Brookfield Homes’ Second Quarter Conference Call on Tuesday, July 31, 2007 at 10:00 a.m. (ET) to discuss with members of senior management our results and current business initiatives.

Brookfield Homes will release its 2007 second quarter financial results on Monday, July 30th at approximately 5:00 p.m. (ET), and it will be available on the website at www.brookfieldhomes.com under “Investor Relations – Press Releases.” Brookfield Homes’ supplemental information package will also be available under “Investor Relations – Financial Reports and Investor Presentations.” The Conference Call will also be Webcast live on our website, where it will be archived for future reference.
To participate in the Conference Call, please dial 1-800-319-4610, toll free in North America or 604-638-5340, at approximately 10 minutes prior to the start time. For those unable to participate in the Conference Call, a taped rebroadcast will also be available until midnight August 31, 2007. To access this rebroadcast, please call 1-800-319-6413, toll free in North America or 604-638-9010 (pincode 2816).
Brookfield Homes Corporation
Brookfield Homes Corporation is a residential homebuilder and land developer, building homes and developing land in master-planned communities and infill locations. We design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. We also entitle and develop land for our own communities and sell lots to other homebuilders. Our portfolio includes 28,000 lots owned and controlled in the Northern California; Southland / Los Angeles; San Diego / Riverside; and Washington D.C. Area markets. For more information, visit the Brookfield Homes website at www.brookfieldhomes.com.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com
Note: Certain statements in this press release that are not historical facts, including information concerning expected 2007 home closings, and those statements preceded by, followed by, or that include the words “anticipate”, “planned”, “should”, “goals”, “expected”, “potential,” “estimate,” “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.